Exhibit 10.19

Intellectual Property Transfer Agreement

This Intellectual Property Transfer Agreement (this “Agreement”) is made as of April 13, 2011, in Beijing, the People’s Republic of China (the “PRC”), by and between Beijing Chukong Aipu Technology Co., Ltd., with registered address at Room 1107, Fangdi Tower, 25 Xiaoying Road, Chaoyang District, Beijing (“Party A”); and Beijing Wan’ai Internet Technology Co., Ltd., with registered address at Room 238, 2nd Floor, Minyou Hostel, Building 23, 18 An’ningzhuang East Road, Haidian District, Beijing (“Party B”).

(Party A and Party B collectively the “Parties”)

Party A and Party B agree and intend to be bound as follows in respect of Party A’s acquisition of the intellectual property rights owned by Party B through negotiations:

1.	The Intellectual Property Rights under the Agreement

1.1	Subject to compliance with the PRC laws, Party B agrees to transfer to Party A, and Party A agrees to acquire from Party B, any and all intellectual property rights owned by Party B as of and after the date hereof, excluding domain names and registered trademarks, but including without limitation any and all patents, software copyrights, webpage and its formatting copyrights, technical and business secrets, and any other intellectual property rights relating to business operations of Party B (the “Intellectual Property Rights”) .

2.	Procedures

2.1	Upon execution of this Agreement, Party B will make commercially reasonable efforts to promptly complete the transfer of the Intellectual Property Rights to Party A, and effect all approval and registration procedures necessary or relevant to the transfer of the Intellectual Property Rights according to law, including without limitation ownership transfer procedures, and deliver any and all relating documents and information, including executing any and all form documents necessary for such transfer. Regarding any and all Intellectual Property Rights to be owned by Party B from time to time after the date hereof, Party B will, at its own discretion or request from Party A, effect all approval and registration procedures necessary or relevant to the transfer of the Intellectual Property Rights according to law, including without limitation ownership transfer procedures, and deliver any and all relating documents and information, including executing any and all form documents necessary for such transfer.

3.	Transfer Price

3.1	The total price of transfer of the Intellectual Property Rights under this Agreement will be RMB 1.00, which will be payable from Party A to Party B in lump sum.

3.2	Any taxes and expenses incurred in connection with the transfer of the Intellectual Property Rights will be the Parties according to law.

4.	Confidentiality

4.1	Any and all information regarding Party A which is unknown by the general public but known or received by Party B in connection with its execution and performance of this Agreement, all terms under this Agreement, and the existence of this Agreement are confidential information and may not be disclosed by Party B to any third party other than any of relevant officers, directors, employees, agents and advisors; provided, however, that Party B may disclose any information regarding this Agreement to any government agency or the public, or file this Agreement with competent authority, in each case required by law.

4.2	This Article 4 shall survive any change, termination or expiration of this Agreement.

5.	Representations and Warranties

5.1	Party B represents and warrants to Party A in respect of the Intellectual Property Rights that:

5.1.1	it has sole and exclusive ownership of the Intellectual Property Rights, which ownership is in good standing and its entirety, validly existing and enforceable, and free from any security interest or encumbrance. It has not licensed the Intellectual Property Rights to any third party;

5.1.2	None of the Intellectual Property Rights is in violation of any intellectual property rights or any other legal interests of any third party;

5.1.3	None of the Intellectual Property Rights is involved in any pending or threatened litigation, arbitration, administrative investigation, challenge or any other dispute; and

5.1.4	There is no infringement by any third party upon any and all rights and interests owned by Party B in respect of the Intellectual Property Rights.

5.2	Party B represents and warrants to Party A that as of the date hereof:

5.2.1	it is fully capable of civil conduct; has complete rights, powers and authorities to execute and perform this Agreement and the transaction contemplated hereunder, and is able to perform all of its duties and obligations under this Agreement. This Agreement, once executed, constitutes its legal, valid and binding obligations and will be enforceable against it pursuant to the terms hereunder. It will execute all documents and take all actions necessary to consummate this Agreement;

5.2.2	it has received all approvals, licenses and permits from relevant parties including government and regulatory authorities necessary for execution and consummation of this Agreement; and

5.2.3	its execution of this Agreement is in no violation of the PRC laws, regulations or government rules, or any contract, agreement, provision or obligation to which it is subject, and or any legal rights of any third party.

6.	Breach Liability

6.1	Each of the Parties will be in breach of this Agreement and liable for any and all losses incurred by the other Party if it fails to perform any of its obligations under this Agreement or any of its representations or warranties under this Agreement is untrue or incorrect.

6.2	Breach of this Agreement by Party B will constitute breach of any and all relevant agreements. For purpose of this Agreement, relevant agreements mean any and all agreements listed under Schedule I attached hereto as well as any of its supplements and amendments.

7.	Force Majeure

In the event of any Force Majeure which affects performance of this Agreement, the Party encountering the Force Majeure event will immediately notify the other Parties by telex, facsimile or any other electronic means and provide document evidencing such event in writing within five business days. The Parties will decide to terminate this Agreement, or waive any part of the obligations under this Agreement, or postpone performance of this Agreement, based on the effect upon performance of this Agreement by the Force Majeure

8.	Termination

8.1	This Agreement may not be terminated without agreement of the Parties; provided, however, that if Party B is in material breach of any of its representations, warranties or any other agreements under this Agreement and fails to correct such breach, if it is correctable, within 10 business days upon receipt of a written notice from Party A, Party A may terminate this Agreement with immediate effect upon sending a written notice to Party B.

9.	Supplemental

9.1	Any and all disputes arising from or in connection with this Agreement will be firstly settled through negotiations. If no settlement is made through negotiations within 60 days from its commencement, such dispute will be submitted to Beijing Arbitration Commission (“BAC”) for arbitration in accordance with its then effective rules. The arbitration shall take place in Beijing. The language of arbitration shall be in Chinese. The arbitration will be conducted by three arbitrators. One arbitrator will be appointed by the claimant, one by the respondent, and the third one (the chief arbitrator) will be jointly appointed by the other two arbitrators. If the other two arbitrators fail to reach agreement upon the candidate of the chief arbitrator within 20 days upon their respective appointment, the chief arbitrator will be appointed by BAC according to its arbitration rules. The arbitration award shall be final and binding upon each of the Parties.

9.2	This Agreement will be effective as of the date of its execution by each of Parties.

9.3	This Agreement constitutes the entire agreements between the Parties regarding the subject matter of this Agreement, and supersede any and all related prior communications or memorandums and agreements between the Parties, oral or written, express or implied. This Agreement may not be amended or transferred without signature of authorized representatives of each of the Parties in writing.

9.4	This Agreement is in Chinese in four originals, with each Party holding one original.

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Signature page of Intellectual Property Transfer Agreement

Party A:	Beijing Chukong Aipu Technology Co., Ltd. (company seal)
By:	/s/ CHEN Haozhi
Chairman

Party B:	Beijing Wan’ai Internet Technology Co., Ltd. (company seal)
By:	/s/ CHEN Haozhi
Director

Schedule I

For purpose of this Agreement, the relevant agreements mean any and all of the agreements listed below and any supplement and amendment thereto:

Number	Name	Parties	Date
1.	Exclusive Consulting and Services Agreement
2.	Business Operations Agreement
3.	Equity Disposal Agreement
4.	Equity Interest Pledge Agreement
5.	Intellectual Property Licensing Agreement
6.	Domain Names and Trademarks Pledge Agreement